Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE ("Amendment") is entered into as of April 26, 2016 (the "Effective Date"), by and between SEVENTH STREET PROPERTIES VII, LLC, a California limited liability company ("Landlord") and ADURO BIOTECH, INC., a Delaware corporation ("Tenant"), with reference to the following facts:

A.Landlord and Tenant are parties to that certain Office/Laboratory Lease dated September 10, 2015 (the "Existing Lease"), pursuant to which Landlord leases to Tenant certain space located within that certain building with an address of 740 Heinz Avenue, Berkeley, California (the "Building"), which leased space is described therein as (i) a portion of the first floor containing approximately 4,181 square feet of Rentable Area, (ii) the entire leasable area located on the third (3rd) floor containing approximately 27,010 square feet of Rentable Area, and (iii) the entire leasable area on the fourth (4th) floor containing approximately 25,261 square feet of Rentable Area (collectively the "Phase I Premises").

B.Pursuant to Section 4 of Rider 2 to the Existing Lease, Tenant has an Expansion Option to lease the remainder of the rentable square footage within the Building, which shall include the remainder of the first (1st) floor (the "Phase II Premises"), and the entire second (2nd) floor (the "Phase III Premises"). As of the Effective Date, Tenant has not exercised the Expansion Option.

C.The Landlord Work has been Substantially Completed and possession of the Premises has been delivered to Tenant. Tenant has informed Landlord that Tenant anticipates that it will not complete the Tenant Improvements respecting the Phase II Premises (the "Phase II Improvements") prior to June 1, 2016 as required by the Existing Lease, and has also requested that the Phase I Premises be expanded.

D.Accordingly, Landlord and Tenant now desire to amend the Existing Lease to, among other things, expand the Phase I Premises and provide for additional terms in the event the Phase II Improvements are not timely completed, all upon and subject to the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.Recitals.  Landlord and Tenant agree the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.Definitions.  As of the date hereof, unless context clearly indicates otherwise, all references to "the Lease" or "this Lease" in the Existing Lease or in this Amendment shall be deemed to refer to the Existing Lease, as amended by this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Existing Lease unless context clearly indicates otherwise.

3.Modification to Phase I Premises and Phase II Premises.  The Existing Lease is hereby revised such that the first floor portion of the Phase I Premises shall be deemed to contain 11,018 square feet of Rentable Area as more particularly shown on Exhibit A hereto (which Exhibit hereby replaces page A-1 of Exhibit A to the Existing Lease), and the Phase II Premises are deemed to contain 18,763 square feet of Rentable Area, subject in each instance to re-measurement and adjustment in accordance with the definition of Rentable Area as set forth in Section 1.1(9) of the Existing Lease.

4.Construction of Phase II Improvements.  In the event Tenant does not timely exercise the Expansion Option (as provided in Section 4 of Rider 2 to the Existing Lease) and the Phase II Improvements are not completed by June 1, 2016, then effective as of June 1, 2016 and continuing until the date the Phase II Improvements are complete, Tenant shall pay Monthly Base Rent for the Phase II Premises at the rate of $4.00 for each square foot of Rentable Area of the Phase II Premises, prorated for any partial months, and Tenant's Share shall be adjusted to include the Rentable Area of the Phase II Premises. In addition to the foregoing, Landlord and Tenant acknowledge and agree that the failure to timely complete the Phase II Improvements will impair Landlord's ability to market and enter into a long term lease with a third party for both of the Phase II Premises and the Phase III Premises, which impairment will cause Landlord to incur losses, costs and damages which are impractical to determine. Accordingly, in the event Tenant does not timely exercise the Expansion Option and the Phase II Improvements are not completed by September 1, 2016, then without limiting any of Landlord's other remedies, Tenant shall immediately pay to Landlord in good and sufficient funds (or at Landlord's option, Landlord may deduct from the aggregate Tenant Improvement Allowance) an amount equal to Five Hundred Thousand Dollars ($500,000.00), as liquidated damages, which amount the parties acknowledge to be a fair and reasonable estimate of such losses, costs and damages for the period through September 1, 2016. For the avoidance of doubt, failure by Tenant to complete the Phase II Improvements by September 1, 2016 will not constitute a Default under the Existing Lease and the foregoing payment of Monthly Base Rent and liquidated damages will be Landlord's sole remedy sole remedy for such failure to complete the Phase II Improvements by September 1, 2016, but will not limit any remedies available to Landlord for Tenant's continuing failure to complete the Phase II Improvements beyond September 1, 2016. For purposes of this Section 4, the Phase II Improvements shall be deemed "completed" upon written confirmation from the City of Berkeley that the Phase II Premises can be legally occupied.

5.Limitation on Overtime.  Tenant agrees that in connection with the construction of the Tenant Improvements, construction work within the Premises shall be limited to no more than ten (10) hours per worker each day, Monday through Saturday, and no construction work shall be performed within the Premises on Sundays.

6.Miscellaneous.

(a)This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b)Except as herein modified or amended, the provisions, conditions and terms of the Existing Lease shall remain unchanged and in full force and effect.

(c)In the case of any inconsistency between the provisions of the Existing Lease and this Amendment, the provisions of this Amendment shall govern and control.

(d)Submission of this Amendment by Landlord is not an offer to enter into this Amendment.  Landlord and Tenant shall not be bound by this Amendment until Landlord and Tenant have executed and delivered the same to each other.

(e)Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord agrees to defend, indemnify, and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

(f)Landlord and Tenant represent to each other that each signatory of this Amendment has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(g)Landlord and Tenant each represents and warrants to the other party that it is currently in compliance with and shall at all times during the Extended Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(h)This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument.  This Amendment may be executed in so-called "pdf' format and each party has the right to rely upon a pdf counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the Effective Date.

TENANT:		LANDLORD:

Aduro Biotech, Inc., a Delaware Corporation		Seventh Street Properties VII, LLC, a California limited liability company

By:	/s/ Stephen Isaacs	By:	Seventh Street Properties VII Associates, LLC
Print Name:	Stephen Isaacs	Its:	Managing Member
Its:	C.E.O.
			By:	Wareham-NZL, LLC
By:				a California limited liability company,
Print Name:				its Manager
Its:

				By:	/s/ Richard K. Robbins
Richard K. Robbins Manager

Exhibit A

Phase I Premises

A-1